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                                                                     EXHIBIT 11
                                                                     ----------
                                                               TEXFI INDUSTRIES, INC.
                                                               ----------------------
                                                         COMPUTATION OF EARNINGS PER SHARE
                                                         ---------------------------------


                                                     Thirteen Weeks Ended              Twenty-six Weeks Ended
                                                     --------------------              ----------------------
                                                       May 1,        May 2,                 May 1,            May 2,
                                                        1998         1997                    1998              1997
                                                        ----         ----                    ----              ----

NUMBER OF SHARES OF COMMON STOCK OUTSTANDING:
  Balance at beginning of period .................   8,859,098     8,735,491               8,859,098          8,735,491
  Deferred compensation...........................       --          106,205                   --               102,205
                                                     ---------     ---------               ---------          ---------
  Balance at end of period .......................   8,859,098     8,841,696               8,859,098          8,841,696
                                                     =========     =========               =========          =========
BASIC:
  Net (loss) income .............................. $(2,768,000)  $   506,000             $(3,665,000)       $ 1,553,000
                                                   ===========   ===========             ===========        ===========
  Weighted average number of common
     shares outstanding ..........................   8,859,098     8,797,751               8,859,098          8,766,621
                                                     =========     =========               =========          =========

  Per common share amounts:
      Net income (loss)...........................     $  (.31)     $    .06                 $  (.41)          $    .18
                                                       =======      ========                 =======           ========

DILUTED:
  Net (loss) income .............................. $(2,768,000)  $   506,000             $(3,665,000)       $ 1,553,000
                                                   ===========   ===========             ===========        ===========

Weighted average number of shares outstanding:
Common stock outstanding for the period
     based on a daily weighted average ...........   8,859,098     8,797,751               8,859,098          8,766,621
    Common stock equivalents - outstanding stock
     options computed on the treasury stock
     method using average market price ...........       --           31,655                   --                15,828
                                                    ----------    ----------              ----------         ----------
                                                     8,859,098     8,829,406               8,859,098          8,782,449
                                                    ----------    ----------              ----------         ----------
Increase in common shares assuming conversion
    of the 11-1/4% Convertible Senior Subordinated
    Debentures ..................................        --          492,049                   --               510,348
                                                    ----------    ----------              ----------         ----------
Weighted average number of common
    shares outstanding ..........................    8,859,098     9,321,455               8,859,098          9,292,797
                                                    ==========    ==========              ==========         ==========
Per common share amounts:
  Excluding convertible debenture shares:
     Net (loss) income...........................      $  (.31)     $    .06               $   (.41)           $    .18
                                                       =======      ========               ========            ========
Including Convertible Debenture Shares:
     Net (loss) income...........................      $  (.31)     $    .05               $   (.41)           $    .17
                                                       =======      ========               ========            ========
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